UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

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Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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SilverBox Corp III

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SilverBox Corp III
1250 S. Capital of Texas Highway
Building 2, Suite 285
Austin, TX 78746
SUPPLEMENT NO. 2 TO
PROXY STATEMENT DATED AUGUST 6, 2024
FOR SPECIAL MEETING
OF
SILVERBOX CORP III
Dear Stockholders of SilverBox Corp III:
SilverBox Corp III, a Delaware corporation (the “Company”, “we”, “us” or “our”), previously filed its definitive proxy statement dated August 6, 2024, as amended by Supplement No. 1 dated August 16, 2024 (collectively, the “Proxy Statement”) in connection with its special meeting to be held virtually on August 23, 2024 at 7:00 A.M., Pacific time (the “Special Meeting”), which will be conducted via live webcast register to attend at https://www.cstproxy.com/silverboxcorpiii/2024. Capitalized terms not defined herein have the terms set forth in the Proxy Statement.
The purpose of this document is to supplement the Proxy Statement in order to propose a Monthly Extension Payment per Extension (as defined below). All other information in the Proxy Statement remains the same.
SUPPLEMENT TO THE PROXY STATEMENT
This Supplement supplements, updates and amends the Proxy Statement. The following supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety.
1.
Addition of the following paragraph after the first paragraph on the second page of the Notice of Special Meeting of Stockholders:

If the Extension Amendment Proposal is approved, the Company may elect to extend the time period within which the Company must consummate its initial business combination on a monthly basis up to six (6) times by an additional one month (each, an “Extension”) each time after the Termination Date as determined by the Company’s board of directors (the “Board”), if requested by SilverBox Sponsor III LLC (the “Sponsor”) upon notice to the Board on the day immediately preceding the applicable Extended Date, by depositing the Monthly Extension Payment (as defined below) into the Company’s trust account (the “Trust Account”). To effectuate each Extension, the Sponsor and/or its designee(s) will deposit the lesser of (i) $100,000 and (ii) $0.025 for each share of Class A common stock then outstanding after giving effect to redemptions (the “Monthly Extension Payment”). The first Monthly Extension Payment after the approval of the Extension Amendment Proposal must be made by September 2, 2024, while the subsequent Monthly Extension Payments must be deposited into the Trust Account by the 2nd of each succeeding month until March 2, 2025. In exchange for each Monthly Extension Payment, the Company shall issue to the Sponsor or its designee(s) (the “Lender”) a non-interest bearing, unsecured promissory note, which shall be repayable by the Company upon consummation of a Business Combination. If the Company completes a Business Combination, the Lender may, at the option of the Lender, convert a portion or all of the amounts loaned under such promissory note(s) into warrants of the Company or its successor, which warrants will be identical to the private placement warrants of the Company. If the Company does not complete a Business Combination by the applicable Extended Date, such promissory note(s) will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. As the Sponsor or its designee(s) may, if the Extension Amendment Proposal is approved, finance the payment to exercise an Extension, it may have interest in the proposals that are different from, or in addition to, your interest as a stockholder.

2.
Addition of the following paragraph after the third paragraph on the second page of the cover page of the Proxy Statement:

To effectuate each Extension, the Sponsor and/or its designee(s) will deposit the Monthly Extension Payment into the Trust Account. The first Monthly Extension Payment after the approval of the Extension Amendment Proposal must be made by September 2, 2024, while the subsequent Extension Payments must be deposited into the Trust Account by the 2nd of each succeeding month until March 2, 2025. The Monthly Extension Payments are conditioned upon the implementation of the Extension Amendment Proposal. The Monthly Extension Payments will not occur if the Extension Amendment Proposal is not approved or the Extension is abandoned. In exchange for each Monthly Extension Payment, the Company shall issue to the Sponsor or its designee(s) (the “Lender”) a non-interest bearing, unsecured promissory note, which shall be repayable by the Company upon consummation of a Business Combination. If the Company completes a Business Combination, the Lender may, at the option of the Lender, convert a portion or all of the amounts loaned under such promissory note(s) into warrants of the Company or its successor, which warrants will be identical to the private placement warrants of the Company. If the Company does not complete a Business Combination by the applicable Extended Date, such promissory note(s) will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. The Sponsor will have the sole discretion whether to continue extending for additional calendar months until the Extended Date and if the Sponsor determines not to continue extending for additional calendar months, its obligation to make additional Monthly Extension Payments will terminate.
3.
The second Q&A on page 12 of the Proxy Statement is hereby amended and restated in its entirety as follows:

Q:
If the Extension Amendment Proposal, the Founder Share Amendment Proposal and the Redemption Limitation Amendment Proposal are approved, what happens next?

A,
If the Extension Amendment Proposal, the Founder Share Amendment Proposal and the Redemption Limitation Amendment Proposal are approved and implemented, the Company will file an amendment to the Charter with the Secretary of State of the State of Delaware in the form of Annex A hereto and the Company will continue to attempt to consummate a Business Combination until the Extended Date.

We will remain a reporting company under the Exchange Act and our units, Public Shares and Public Warrants will remain publicly traded.
If the Extension Amendment Proposal is approved, the Company may elect to extend the time period within which the Company must consummate its initial business combination on a monthly basis up to six (6) times by an additional one month (each, an “Extension”) each time after the Termination Date as determined by the Board, if requested by the Sponsor upon notice to the Board on the day immediately preceding the applicable Extended Date, by depositing the Monthly Extension Payment (as defined below) into the Trust Account. To effectuate each Extension, the Sponsor and/or its designee(s) will deposit the lesser of (i) $100,000 and (ii) $0.025 for each share of Class A common stock then outstanding after giving effect to redemptions (the “Monthly Extension Payment”). The first Monthly Extension Payment after the approval of the Extension Amendment Proposal must be made by September 2, 2024, while the subsequent Monthly Extension Payments must be deposited into the Trust Account by the 2nd of each succeeding month until March 2, 2025. In exchange for each Monthly Extension Payment, the Company shall issue to the Sponsor or its designee(s) (the “Lender”) a non-interest bearing, unsecured promissory note, which shall be repayable by the Company upon consummation of a Business Combination. If the Company completes a Business Combination, the Lender may, at the option of the Lender, convert a portion or all of the amounts loaned under such promissory note(s) into warrants of the Company or its successor, which warrants will be identical to the private placement warrants of the Company. If the Company does not complete a Business Combination by the applicable Extended Date, such promissory note(s) will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. As the Sponsor or its designee(s) may, if the Extension Amendment Proposal is approved, finance the payment to exercise an Extension, it may have interest in the proposals that are different from, or in addition to, your interest as a stockholder.
The Sponsor will have the sole discretion whether to continue extending for additional calendar months until the Extended Date and if the Sponsor determines not to continue extending for additional calendar months, its obligation to make additional Monthly Extension Payments will terminate.
If the Extension Amendment Proposal is approved, the removal of the Withdrawal Amount from the Trust Account will reduce the amount remaining in the Trust Account and increase the percentage interest of our Common Stock held by our Sponsor.
If the Extension Amendment Proposal is approved but we do not complete our Business Combination by the Extended Date (or, if such date is further extended at a duly called special meeting, such later date), it is expected that we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter subject to lawfully available funds therefor, redeem 100% of the shares of the Common Stock in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay its income and franchise taxes (less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding Public Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Company’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. There will be no redemption rights or liquidating distributions with respect to our Public Warrants, which will expire worthless in the event of our winding up.
Notwithstanding the foregoing, unless the Redemption Limitation Amendment Proposal is approved, we will not proceed with the Extension if redemptions of our Public Shares would cause us to have less than $5,000,000 of net tangible assets following approval of the Extension Amendment Proposal, and the consequences will be the same as if the Extension Amendment Proposal was not approved, as described above.
4.
Addition of the following paragraph as the second paragraph under the section “THE EXTENSION AMENDMENT PROPOSAL — If the Extension Amendment Proposal is Approved” on page 36 of the Proxy Statement:

If the Extension Amendment Proposal is approved, the Company may elect to extend the time period within which the Company must consummate its initial business combination on a monthly basis up to six (6) times by an additional one month (each, an “Extension”) each time after the Termination Date as determined by the Board, if requested by the Sponsor upon notice to the Board on the day immediately preceding the applicable Extended Date, by depositing the Monthly Extension Payment (as defined below) into the Trust Account. To effectuate each Extension, the Sponsor and/or its designee(s) will deposit the lesser of (i) $100,000 and (ii) $0.025 for each share of Class A common stock then outstanding after giving effect to redemptions (the “Monthly Extension Payment”). The first Monthly Extension Payment after the approval of the Extension Amendment Proposal must be made by September 2, 2024, while the subsequent Monthly Extension Payments must be deposited into the Trust Account by the 2nd of each succeeding month until March 2, 2025. In exchange for each Monthly Extension Payment, the Company shall issue to the Sponsor or its designee(s) (the “Lender”) a non-interest bearing, unsecured promissory note, which shall be repayable by the Company upon consummation of a Business Combination. If the Company completes a Business Combination, the Lender may, at the option of the Lender, convert a portion or all of the amounts loaned under such promissory note(s) into warrants of the Company or its successor, which warrants will be identical to the private placement warrants of the Company. If the Company does not complete a Business Combination by the applicable Extended

Date, such promissory note(s) will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. As the Sponsor or its designee(s) may, if the Extension Amendment Proposal is approved, finance the payment to exercise an Extension, it may have interest in the proposals that are different from, or in addition to, your interest as a stockholder.
5.
The Proxy Statement is updated as follows:

As previously disclosed in the Proxy Statement, we estimated that the redemption price per share would be approximately $10.70 at the time of the Special Meeting based on the aggregate amount on deposit in the Trust Account of approximately $147.7 million, including interest not previously released to us to pay our franchise and income taxes. Prior to the distribution of the Withdrawal Amount to redeeming stockholders, we will request the release of a portion of the interest income in the Trust Account to pay our franchise and income tax liabilities for the current period. Accordingly, the estimated redemption price will be lower after taking into account the release of such interest income.
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If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. In addition, stockholders who have already submitted a redemption request with respect to the shares held by them may reverse such request by contacting Continental Stock Transfer & Trust Company, the Company’s transfer agent, at Continental Stock Transfer & Trust Company, One State Street Plaza, 30th Floor, New York, New York 10004, Attention: SPAC Redemption Team (E-mail: spacredemptions@continentalstock.com). If you would like to change or revoke your prior vote on any proposal, or reverse a redemption request, please refer to the Proxy Statement for additional information on how to do so.
This Supplement should be read in conjunction with the Proxy Statement, which should be read in its entirety. Except as specifically amended by this Supplement, all information in the Proxy Statement remains unchanged and the Proxy Statement continues to be in full force and effect as originally filed. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. If you have already submitted a proxy and do not wish to change your vote, you need not take any further action. If you have submitted a proxy and wish to change your vote, you may revoke your proxy at any time before it is exercised at the Special Meeting by: delivering to our Chief Executive Officer by mail a written notice stating that the proxy is revoked; signing and delivering a proxy bearing a later date; voting again online; or voting at the Special Meeting while the polls are open by visiting https://www.cstproxy.com/silverboxcorpiii/2024 (note that attendance at the Special Meeting will not, by itself, revoke a proxy unless you vote again electronically at the Special Meeting). Please note, however, that if your shares are held in street name by a broker or other nominee and you wish to revoke a proxy, you must contact the broker or nominee to revoke any prior voting instructions.
This Proxy Supplement is dated August 22, 2024